SUBLEASE

CB RICHARD ELLIS, INC.

BROKERAGE AND MANAGEMENT

LICENSED REAL ESTATE BROKER

1.	PARTIES.

This Sublease, dated August 15, 2006, is made between Patient Infosystems, Inc. dba Careguide formerly known as CBCA, Inc. a Delaware Corporation per Master Lease (“Sublessor”), and Holland & Hart LLP, a Colorado limited liability company (“Sublessee”).

2.	MASTER LEASE.

Sublessor is the lessee under a written Lease Agreement dated September 8 , 2003 , wherein Howard Hughes Properties, Limited Partnership     (“Lessor”) leased to Sublessor the real property located in the City of Las Vegas, County of Clark , State of Nevada     , described as Suite 300 in the building (the “Building”) located at 3763 Howard Hughes Parkway, Las Vegas, Nevada 89169 (“Master Premises”). Said lease has been amended by the following amendments N/A        ;

said lease and amendments are herein collectively referred to as the ”Master Lease” and are attached hereto as Exhibit “A”.

3.	PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises (“Premises”): Suite 300 in the Building totaling approximately 6,401 USF / 7,361 RSF, including all items per the attached Las Vegas Office Inventory List which shall remain with the premises for the Sublessee’s use and ownership upon lease execution. All items are in “as is” “where is” condition with no warranties.

4.	WARRANTY BY SUBLESSOR.

Sublessor warrants and represents to Sublessee that it has delivered a true and complete copy of the Master Lease to Sublessee, the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.	TERM.

The term (the “Term”) of this Sublease shall commence on August 11, 20 06 , or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur (“Commencement Date”), and end on October 31, 20 09 (“Termination Date”), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than August 11, 2006, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises (“Possession”) shall be delivered to Sublessee on the Commencement Date. If for any reason Sublessor does not deliver Possession to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but Gross Rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, both Sublessor and Sublessee shall be relieved of all obligations hereunder and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the Commencement Date, such early Possession shall not advance the Termination Date and such Possession shall be subject to the provisions of this Sublease, including without limitation the payment of Gross Rent (as defined in Section 6.1 below).

6.	RENT.
6.1	Gross Rent. Sublessee shall pay to Sublessor as gross rent, without deduction, setoff, notice, or demand, at _ ______

or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of $2.50 per RSF (with 3% annual increases, the time periods for which are more particularly set forth below) Dollars ($ Two dollars and 50/100) per month (“Gross Rent”), in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Eighteen thousand four hundred two dollars and 50/100 Dollars ($ 18,402.50 ) as Gross Rent for September 2006 (First months’ Gross Rent). If the Term begins or ends on a day other than the first or last day of a month, the Gross Rent for the partial months shall be prorated on a per diem basis. Additional provisions:

Gross Rent Schedule:

09/01/06 – 10/31/06                                                                                                                                             ($18,402.50)

11/01/06 – 10/31/07                                                                                                                                              ($18,954.58)

11/01/07 – 10/31/08                                                                                                                                             ($19,523.21)

11/01/08 – 10/31/09                                                                                                                                             ($20,108.91)

6.2

~~Operating Costs. If the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part “Operating Costs”), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent  ____________________________________________~~

~~percent ( %) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.~~

7.	SECURITY DEPOSIT.

Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of __Eighteen thousand four hundred two dollars and 50/100 (1 month’s rent)

Dollars ($ 18,402.50 ) as security for Sublessee's faithful performance of Sublessee's obligations hereunder (“Security Deposi”). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach.

If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.	USE OF PREMISES.
	The Premises shall be used and occupied only for	General office use as a law firm, and for no other use or purpose.

9.	ASSIGNMENT AND SUBLETTING.

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10.	OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, except for the following:

1) Sublessee shall have the right to use 8 covered spaces in the Building’s parking garage and 28 uncovered spaces in the Building’s parking lot (the “Parking Spaces”).

2) Parking fees for Sublessee’s use of the Parking Spaces and monthly operating expense pass throughs, during the Term of this Sublease, are included in the monthly Gross Rent.

3) Any additional fees incurred on the premises shall be the responsibility of the Sublessee i.e. after hours HVAC, etc.

4) Sublessee shall be permitted occupancy of the Premises upon full sublease execution and consent by Landlord.

5) Sublessee shall provide a certificate of Liability Insurance to Sublessor prior to occupancy of the Premises with such coverages and other requirements as specified in the Master Lease.

6) Any changes to existing Master Premises build out by Sublessee, shall be approved by Lessor, paid for by the Sublessee and performed in accordance with all applicable provisions of the Master Lease.

Sublessee assumes and agrees to perform the Sublessor’s obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that Sublessee shall not be required to pay rent in accordance with the Master Lease, but instead shall only be required to pay Gross Rent to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under the Master Lease and/or this Sublease, as applicable, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the Building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11.	ATTORNEYS’ FEES.

If Sublessor, Sublessee, or Broker (as defined in Section 12 below) shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be awarded its costs of suit and reasonable attorneys' fees.

12.	AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: Darren Lemmon_____ of CB RICHARD ELLIS, INC., who represents

Sublessor, and Bob Holding – Realty Executives, whorepresents Sublessee (collectively, “Broker”) .

~~In the event that CB RICHARD ELLIS, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.~~ SEE DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE.

13.	COMMISSION.

Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of Per Separate Agreement

Dollars ($ Per Separate Agreement), for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14.	NOTICES.

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor: Patient Infosystems, Inc. dba Careguide formerly known as CBCA, Inc. C/O Careguide 12301 N.W. 39th Street Coral Springs, FL 33065

To Sublessee: Holland & Hart, LLP 555 17th Street, Suite 3200 Denver, Colorado 80202 Attn: Andrew Keller

15.	CONSENT BY LESSOR.

THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.	COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

Sublessor:	Patient Infosystems, Inc. dba Careguide formerly known as CBCA, Inc. a Delaware Corporation	Sublessee:	Holland & Hart LLP, a Colorado limited liability company
By:	/s/Chris Paterson	By:	/s/ Earl H. Jenson
Title:	CEO	Title:	Managing Partner
By:		By:
Title:		Title:
Date:	8/30/2006	Date:	8/16/2006

LESSOR'S CONSENT TO SUBLEASE

The undersigned (“Lessor”), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor:	Howard Hughes Properties, Limited Partnership, a Delaware limited partnership
By:
Title:
By:
Title:
Date:

CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney. In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks,

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